UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 10, 2005

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle
Fremont California 94555

(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.05.  Costs Associated with Exit or Disposal Activities

As announced in Versant Corporation’s press release dated June 14, 2005 and Form 8-K filed June 16, 2005, on June 10, 2005 Versant committed to a multi-element  restructuring plan designed to refocus Versant on its core object database business, obtain significant cost savings and improve Versant’s operating results.  As announced in its Form 8-K filed on August 4, 2005, on July 29, 2005, Versant, through its subsidiary Versant GmbH, entered into certain agreements to effect a spin-off of tangible assets, technology rights and contracts related to its Versant Open Access .NET (“VOA.NET”) business to Vanatec GmbH, a privately held company based in Germany.  In connection with that spin-off, seven former Versant employees departed Versant to join Vanatec, and a partnership formed by those individuals received an 80.4% equity interest in Vanatec.

On August 4, 2005, Versant announced that it committed funding for Vanatec not to exceed $550,000. On August 22, 2005, Versant concluded that in accordance with accounting principles generally accepted in the United States of America, approximately $435,000 of the aforementioned amount will be recorded as a restructuring expenditure during the three months ended July 31, 2005.  This amount is attributable to the 80.4% transfer of equity. Versant estimates that there will not be any future expenditures in connection with this transaction.

Versant believes that the dissolution of the VOA.NET business would have caused Versant to incur cash outlays and expenses for severance and other contractual obligations in amounts comparable to the restructuring charge from the Vanatec spin-off.

Versant has determined that Vanatec is a variable interest entity and therefore, in accordance with FIN 46(R), Vanatec results will be included in Versant’s consolidated financial statements for the three months ended July 31, 2005 and for any additional periods in which the criteria of FIN 46(R) for consolidation are applicable.

The remaining elements of Versant’s restructuring plan have not yet been reduced to sufficient specificity to enable Versant to determine when such elements may be completed.  At this time Versant is unable to determine accurate estimates, other than as set forth above, of (i) the total amount or range of amounts expected to be incurred in connection with each major type of cost associated with this course of action, (ii) the total amount or range of amounts expected to be incurred in connection with the restructuring plan, or (iii) the amount or range of amounts of the charge that will result in future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: August 26, 2005	By:	/s/ Jochen Witte
Jochen Witte, Chief Executive Officer